UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 18, 2008

ASHLAND INC.
(Exact name of registrant as specified in its charter)

Kentucky
(State or other jurisdiction of incorporation)

1-32532	20-0865835
(Commission File Number)	(I.R.S. Employer Identification No.)

50 E. RiverCenter Boulevard, Covington, Kentucky  41011
(Address of principal executive offices)   (Zip Code)

P.O. Box 391, Covington, Kentucky  41012-0391
(Mailing Address)   (Zip Code)

Registrant’s telephone number, including area code (859) 815-3333

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 8.01.	Other Events

Ashland Inc. (“Ashland”) and Süd-Chemie AG (“Süd-Chemie”) announced today that they have signed a nonbinding memorandum of understanding to form a new, global joint venture to serve foundries and the metal casting industry. Under the terms of the memorandum, each parent company would hold a 50-percent share of the joint venture, which is planned to be headquartered in Venlo, The Netherlands.

Assets and employees would transfer to the new joint venture upon closing, anticipated by early calendar year 2009. The transaction is dependent upon the successful negotiation of definitive agreements, and closing will depend upon satisfactory completion of a number of standard closing conditions, including regulatory review.

The new enterprise would combine three businesses:  Ashland’s Casting Solutions business group, the foundry-related businesses of Süd-Chemie, and Ashland-Südchemie-Kernfest GmbH (ASK). Had it existed in 2007, this new venture would have generated sales revenues of approximately U.S. $1.1 billion or €700 million, with approximately 1,300 employees.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ASHLAND INC.
(Registrant)

June 18, 2008	/s/ Lamar M. Chambers
Lamar M. Chambers
Senior Vice President
and Chief Financial Officer